Exhibit 10.30
NEXTEL
PRIVATE EMPLOYMENT CONTRACT FOR DEFINED TERM
AND ON A PROBATIONARY BASIS
The parties to this contract are NEXTEL TELECOMUNICAÇÕES LTDA., which has an establishment at Rua Bela Cintra 1196 in the city of São Paulo, enrolled in the National Register of Legal Entities (CNPJ) as No. 66.970.229/0057-11, hereinafter EMPLOYER, and SERGIO BORGES CHAIA, holder of Employment and Social Security record card No. 24915, Series 00086, hereinafter EMPLOYEE, who have agreed to the following clauses and conditions:
CLAUSE ONE: EMPLOYEE is admitted to EMPLOYER’S staff in order to perform the duties of PRESIDENT and other related assigned functions as may become the subject of oral communications, letters1, or notices.
CLAUSE TWO: EMPLOYEE shall pursue his activities at the establishment situated in this state capital city at Rua Bela Cintra or at such other address as may be adopted by EMPLOYER.
     Paragraph One of One: EMPLOYEE may be transferred from the aforementioned work site, either temporarily or permanently, to any other locality as may become necessary, but within this country.
CLAUSE THREE: EMPLOYEE shall work 220 hours per month.
CLAUSE FOUR: EMPLOYEE shall receive monthly compensation in the form of a fixed salary of R$92,308.00 (ninety-two thousand three hundred and eight Brazilian reais).
CLAUSE FIVE: EMPLOYER shall grant a monthly advance corresponding to 40% (forty percent) of the fixed salary on a date it will establish.

[1]	Translator’s note. Cartas [letters] is misspelled as certas, which cannot be translated.

CLAUSE SIX: In addition to deductions stipulated in the law, agreement, or collective bargaining agreement or convention, EMPLOYER may deduct from EMPLOYEE sums corresponding to damage or losses caused by him through malice or negligence in the performance of his duties.
CLAUSE SEVEN: EMPLOYEE is aware of the regulations in effect at the company and of the rules that govern the activities of EMPLOYER and agrees to observe them, and to use the safety equipment furnished of safety [sic], under penalty of being accused of gross negligence.
CLAUSE EIGHT: This contract shall remain in effect for a period of 45 (forty-five) days, beginning on January 16, 2007, and may be extended for an additional 45 (forty-five) days.
     Paragraph One of One. It is established that at the end of the above period, the duration of this contract shall either become indefinite or it shall be rescinded, without prior notice or indemnification.
In witness whereof, the parties execute this instrument in 2 (two) copies of equal form and content, in the presence of the witnesses whose signatures appear below.
São Paulo, January 16, 2007
[signed] EMPLOYER NEXTEL TELECOMUNICAÇÕES LTDA.
[signed] EMPLOYEE SERGIO BORGES CHAIA
LEGALLY RESPONSIBLE PARTY (WHEN [PARTY IS] A MINOR)

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